Exhibit 10.1

CREDIT AGREEMENT

THIS AGREEMENT dated for reference May 7, 2008 is between:

SILVERBIRCH INC., an Ontario company having an office at Suite 500, 150 Ferrand Drive, Toronto, Ontario M3C 3E5

(the "Lender")

AND:

RED MILE ENTERTAINMENT, INC., a Delaware corporation, having its chief executive office at at 223 San Anselmo Avenue, Suite #3, San Anselmo, CA 94960
(the “Borrower”)

BACKGROUND

A.           The Lender has agreed to lend to the Borrower and the Borrower has agreed to borrow from the Lender the aggregate principal amount of CAD$750,000 on the terms and subject to the conditions of this Agreement.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

1.	Definitions. In this Agreement:

(a)	"Advance" means the advance of the Facility hereunder;

(b)	"Borrower" means Red Mile Entertainment, Inc.;

(c)	"Business Day" means a day which is not a Saturday, Sunday or a statutory holiday in the Province of Ontario;

(d)	"Event of Default" has the meaning set forth in paragraph 12 below;

(e)	"Facility" means the CAD$750,000 credit facility granted by the Lender to the Borrower pursuant to this Agreement;

(f)	"Financial Statements" has the meaning set forth in subparagraph 9(h) below;

(g)	"Lender" means Silverbirch Inc. and its successors and assigns;

(h)	"Maturity Date" has the meaning set forth in subparagraph 4(a) below;

(i)	"Note" has the meaning set forth in subparagraph 7(a) below;

(j)	"Outstanding Balance" has the meaning set forth in subparagraph 4(a) below;

(k)	"Pledged Securities" means all securities of the Subsidiaries which are or may become subject to the Securities Pledge Agreement;

(l)	"Securities Pledge Agreement" means the securities pledge agreement referred to in subparagraph 7(c) below;

(m)	"Security" has the meaning set forth in paragraph 7 below; and

(n)
"Subsidiaries" means (i) 2WG Media, Inc (Texas Corporation); (ii) Roveractive LTD (a Delaware Corporation); and (iii) Red Mile Entertainment PTY LTD (an Australian corporation) and any other corporation, limited liability company, partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower and "Subsidiary" shall mean any one of them.

2.
Facility Advance.  Subject to and upon the fulfilment of the conditions precedent contained in paragraph 8 of this Agreement, the Lender will advance the principal amount of the Facility to the Borrower, or as the Borrower may otherwise direct (the "Advance").

3.
Use of Proceeds.  The Borrower covenants and agrees with the Lender that the Facility proceeds will be used by the Borrower to advance funds to IR Gurus PTY LTD. for the purpose of payment of the costs owing on the development and production of “Heroes Over Europe” video game, and for no other purpose whatsoever other than general and administrative expenditures less than USD$10,000, without the express written consent of the Lender.

4.	Term and Prepayment.

(a)
The principal amount of the Advance, together with all accrued but unpaid interest and other costs or charges payable hereunder from time to time in connection with such Advance (collectively the "Outstanding Balance"), will be immediately due and payable by the Borrower to the Lender on the earlier of (the "Maturity Date"):

(i)	November 7, 2008;

(ii)
the date of any change of control of the Borrower or the Subsidiaries of the Borrower ("control" being defined as ownership of or control or direction over, directly or indirectly, 20% or more of the outstanding voting securities of the Borrower by any party other than the Lender); or

(iii)	the occurrence of an Event of Default.

(b)
If after the Advance, the Borrower or any of its Subsidiaries sell or otherwise dispose of any assets outside of the ordinary course of business, or close one or more equity or debt financings, the Borrower will pay or cause to be paid to the Lender all proceeds from such sale, disposition or financing, net of legal fees, financing fees and any other actual out-of-pocket costs incurred by the Borrower in connection with such sale, disposition or financing, up to the full amount of the Outstanding Balance, to be applied on account of the Outstanding Balance.  Any payment made under this paragraph will be without notice or penalty.

(c)
In addition to its obligation to prepay the Facility under subparagraph (b) above, the Borrower may prepay the Outstanding Balance including all accrued interest thereon, in whole at any time before maturity, provided that such prepayment is made on the last Business Day of the calendar month and the Borrower has provided to the Lender not less than ten (10) Business Days’ prior written notice of its intention to prepay the Facility.

5.
Interest.  Interest will accrue on the Outstanding Balance from and after May 7, 2008 at the rate of ten percent (10%) per annum, and be payable by the Borrower to the Lender quarterly (every three month anniversary) in arrears, on the last Business Day of every month, as well at the rate of twenty percent (20%) per annum after maturity or default.

6.
Costs.  The Borrower shall pay the reasonable costs of the expenses of the Facility which amounts shall be deducted from the initial advance.  The Borrower irrevocably authorizes and directs the Lender to deduct the expenses from the proceeds of the Advance.  Costs will be CAD$10,000 for the establishment of the Facility.

7.
Security.  As security for the Borrower's obligations hereunder including but not limited to the repayment of the Facility, the Borrower, as indicated, will execute and deliver, or cause to be executed and delivered to the Lender:

(a)	a promissory note, in the form attached as Schedule "A" hereto (the "Note");

(b)	a general security agreement under which the Borrower will grant to the Lender a first priority security interest over all of its present and after-acquired property;

(c)
a securities pledge agreement (the "Securities Pledge Agreement") pursuant to which Red Mile Entertainment, Inc. will pledge and grant to the Lender a first priority security interest over all of the securities held in: (i) 2WG Media, Inc (Texas Corporation); (ii) Roveractive LTD (a Delaware Corporation); and (iii) Red Mile Entertainment PTY LTD (an Australian corporation); and

all in form and terms satisfactory to the Lender and its counsel (collectively, the "Security").

8.	Conditions Precedent to Advance. As conditions precedent to the Advance of the Facility by the Lender:

(a)	the Borrower shall have executed and delivered or caused to be executed and delivered or caused to be executed and delivered:

(i)
all of the Security and the documents, securities and instruments referred to in paragraph 7 above and the Lender will have completed all registrations and other filings that may be prudent or necessary to perfect the security interest created therein;

(ii)
a certified copy of its directors' resolutions authorizing the borrowing of the Facility, the grant of the Security and the execution and delivery of this Agreement and all agreements, documents and instruments referred to herein, together with an officer's certificate, certifying certain factual matters;

(b)
the representations and warranties of the Borrower contained in paragraph 9 will be true and correct in all material respects and the Borrower will have complied with all covenants required to be complied with by it in relation to this Agreement prior to the Advance under the Facility by the Lender;

(c)	the Lender shall be satisfied with its due diligence review of the Borrower is intended use of proceeds of the Facility;

(d)
there shall have been no adverse material change in the business, operations, assets or ownership of the Borrower, its Subsidiaries or any of their respective properties and assets since the date of this Agreement;

(e)	the Lender will, in its sole and absolute discretion, be satisfied as to the creditworthiness of the Borrower and the adequacy of the collateral security contemplated herein.

If any of the foregoing conditions precedent are not satisfied or waived by the Lender in writing on or before May 7, 2008, this Agreement will terminate, and the Lender will be under no further obligation to the Borrower in connection with the transaction contemplated herein.

9.	Representations and Warranties. The Borrower represents and warrants to the Lender as follows, as of the date of this Agreement and the date of Advance made hereunder:

(a)	the Borrower exists as a corporation under the laws of Delaware, has not discontinued or been dissolved under those laws, and is in good standing with respect to all filings required thereunder;

(b)
the Borrower has the power and authority to (i) carry on its businesses as now being conducted and is licensed or registered or otherwise qualified in all jurisdictions where in the nature of its assets or the business transacted makes such licensing, registration or qualification necessary, (ii) acquire, own, hold, lease and mortgage or grant security in its assets including real property and personal property and (iii) enter into and perform its obligations under this Agreement and all other documents or instruments delivered hereunder;

(c)
this Agreement and all ancillary instruments or documents issued, executed and delivered hereunder by the Borrower, have been duly authorized by all necessary action of the Borrower and each constitutes or will constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors and to the general principles of equity;

(d)
all authorizations of every governmental authority required to be obtained by the Borrower in connection with the execution, delivery and performance of this Agreement and all ancillary instruments and security and other documents issued, executed and delivered hereunder, have been obtained and are valid and subsisting;

(e)
other than amounts owing to IR Gurus PTY LTD., the Borrower is not in breach of or in default under any material obligation in respect of borrowed money and the execution and delivery of this Agreement and all ancillary instruments or documents issued and delivered hereunder or thereunder, and the performance of the terms hereof and thereof will not be, or result in, a material violation or breach of, or default under the Borrower's constating documents, any law, any judgment, agreement or instrument to which it is a party or may be bound;

(f)
the Security creates a valid registered first charge, lien and security interest on the property and assets of the Borrower (subject to the subordination of the interests held by Tiger Paw Capital Corp.);

(g)
no litigation or administrative proceedings before any court or governmental authority are presently ongoing, or have been threatened in writing received by the Borrower, or to the best of the Borrower's knowledge are pending, against the Borrower or any of its properties or assets or affecting any of its properties or assets which could reasonably be expected to have a material adverse effect on its business, properties or assets;

(h)
the financial statements of Red Mile Entertainment, Inc. for the nine months ended December 31, 2007 (collectively, the "Financial Statements"), fairly present the financial affairs of Red Mile Entertainment, Inc. and the Subsidiaries as of the date to which they are made, and have been prepared in accordance with US generally accepted accounting principles, consistently applied, except as may be otherwise specified in such financial statements or the notes thereto;

(i)
other than the discontinuance of the sales of the “Jack Ass” game, there has been no adverse material change (actual, contemplated or threatened) in the property, assets, business or operations of the Borrower since the date of release of the Financial Statements, except as disclosed in writing by the Borrower to the Lender prior to the date of this Agreement;

(j)
no order ceasing or suspending trading in securities of the Borrower or prohibiting the sale of securities by the Borrower has been issued and no proceedings for this purpose have been instituted or, to the best of the knowledge of the Borrower, are pending, contemplated or threatened;

(k)
other than amounts potentially owing with respect to the Delaware Franchise Tax, neither Canada Revenue Agency nor any other taxation authority has asserted or, to the best of the Borrower's knowledge, has threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Borrower filed for any year which would have material adverse effect on the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Borrower;

(l)
the Borrower has no direct or indirect subsidiary corporations other than: (i) 2WG Media, Inc (Texas Corporation); (ii) Roveractive LTD (a Delaware Corporation); and (iii) Red Mile Entertainment PTY LTD (an Australian corporation);

(m)
the Borrower owns its business, operations and assets and holds good title thereto, free and clear of all liens, claims or encumbrances (subject to the subordination of the interests held by Tiger Paw Capital Corp.);

(n)
all factual information previously or contemporaneously furnished to the Lender by or on behalf of the Borrower for purposes of or in connection with this Agreement or any transaction contemplated hereby, is true and accurate in every material respect and such information is not incomplete by the omission of any material fact necessary to make such information not misleading;

(o)	the Borrower is solvent and is generally able to pay its debts as they come due and will be able to do so after giving effect to the transactions contemplated in this Agreement; and

(p)	the chief executive office, principal place of business and place where the Borrower keeps its books and records is located at 223 San Anselmo Avenue, Suite #3, San Anselmo, CA 94960.

10.	Positive Covenants of the Borrower. The Borrower covenants and agrees that so long as any monies will be outstanding under this Agreement, it will:

(a)	at all times maintain its corporate existence and that of its Subsidiaries;

(b)	duly perform its obligations under this Agreement and all other agreements and instruments executed and delivered hereunder or thereunder;

(c)
promptly pay when due all agency or  fees incurred by the Borrower that are payable in connection with the Facility or this Agreement and indemnify and save harmless the Lender from all claims in respect of any such fees;

(d)
carry on and conduct its business in a proper business-like manner in accordance with good business practice and will keep or cause to be kept proper books of account in accordance with generally accepted accounting principles;

(e)
at all times comply with all applicable laws, except such voluntary non-compliance as shall, in its good faith business judgment, not have a material adverse effect on the business, properties and assets of the Borrower taken as a whole;

(f)
pay and discharge promptly when due, all taxes, assessments and other governmental charges or levies imposed upon them or upon their properties or assets, or upon any part thereof, as well as all claims of any kind (including claims for labour, materials and supplies) which, if unpaid, would by law become a lien, charge, trust or other claims upon any such properties or assets, except such as would shall not have a material adverse effect on the business, properties and assets of the Borrower taken as a whole, provided however that the Borrower shall not be required to pay any such tax, assessment, charge or levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books the reserve the extent required by generally accepted accounting principles in an amount which is reasonably adequate with respect thereto;

(g)
furnish and give to the Lender within three (3) Business Days of receipt of any request from the Lender such reports, certificates, updated financial statements, including monthly internal financial and operational reports and documents and such other information with respect to the Borrower, it's securities and their respective properties and assets, as the Lender may reasonably request from time to time during the term of this Agreement;

(h)	promptly provide the Lender with written notice of any proposed financing made by or to any of the Borrower;

(i)
furnish and give to the Lender (if such is the case) notice that an Event of Default has occurred and, if applicable, is continuing or notice in respect of any event which would constitute an Event of Default hereunder and specifying the nature of same; and

(j)	perform and do all such acts and things as are necessary to perfect and maintain the Security provided to the Lender pursuant to this Agreement.

11.	Negative Covenants of the Borrower. The Borrower covenants and agrees with the Lender that it will not without first obtaining the written consent of the Lender:

(a)	except as permitted pursuant to subparagraph (g), make, give, create or permit or attempt to make, give or create any mortgage, charge, lien or encumbrance over any assets of the Borrower;

(b)	change the name of the Borrower or any Subsidiary;

(c)	allot and issue any new shares of any Subsidiary;

(d)	declare or provide for any dividends or other payments based on share capital;

(e)	redeem or purchase any shares of the Borrower or any Subsidiary;

(f)
make any sale of or dispose of any substantial or material part of its business, assets or undertaking, including its interest in the shares or assets of any Subsidiary, outside of the ordinary course of business;

(g)
save and except for purchase money security interests, chattel mortgages and equipment leases entered into in the ordinary course of business, borrow or cause any Subsidiary to borrow money from any person other than the Lender without first obtaining and delivering to the Lender a duly signed subordination and postponement of claim by such person in favour of the Lender, in form and terms satisfactory to the Lender;

(h)	pay out any shareholders loans or other indebtedness to non-arm's length parties; or

(i)	guarantee the obligations of any other person, directly or indirectly.

12.	Events of Default. Each and every of the events set forth in this paragraph will be an event of default ("Event of Default"):

(a)	if the Borrower fails to make any payment of principal or interest when due hereunder, and such failure continues for five (5) Business Days;

(b)
if the Borrower defaults in observing or performing any material term, covenant or condition of this Agreement or any other collateral document delivered hereunder or in connection with the Facility, other than the payment of monies as provided for in subparagraph (a) hereof, on its part to be observed or performed and such failure continues for five (5) Business Days;

(c)
if the Borrower is in material default of prescribed filings with applicable securities regulatory authorities, the stock exchange or market on which its shares trade (collectively, the "Authorities"), or is subject to any suspension in excess of two (2) trading days or cease trade order issued by any such Authority, excluding for clarity a halt in trading in connection with the review of the potential acquisition with the Lender;

(d)
if any of the Borrower's representations, warranties or other statements in this Agreement or any other collateral document delivered hereunder or in connection with the Facility were at the time given false or misleading in any material respect;

(e)
if the Borrower defaults, in any material respect, in observing or performing any term, covenant or condition of any debt instrument or obligation by which it is bound which results in an amount of more than CAD$50,000 becoming due and payable or accelerated;

(f)
if the Borrower permits any sum which has been admitted as due by it, or is not disputed to be due by it, and which forms or is capable of being made a charge upon any of the assets or undertaking of the Borrower to remain unpaid or not challenged for 30 days after proceedings have been taken to enforce the same;

(g)	if the Borrower, either directly or indirectly through any Subsidiary, ceases or threatens to cease to carry on business;

(h)
if any order is made or issued by a competent regulatory authority ceasing the trading in shares of the Borrower or if the Borrower's common shares are suspended or de-listed from trading on any stock exchange, excluding for clarity a halt in trading in connection with the review of the potential acquisition with the Lender;

(i)	if, in the reasonable opinion of the Lender, a material adverse change occurs in the financial condition of the Borrower;

(j)
if the Lender in good faith and on commercially reasonable grounds believes that the ability of the Borrower to pay any of the Outstanding Balance to the Lender or to perform any of the covenants contained in this Agreement or any other collateral agreement or other document is impaired or any security granted by the Borrower to the Lender is or is about to be impaired or in jeopardy;

(k)
if the Borrower petitions or applies to any tribunal for the appointment of a trustee, receiver or liquidator or commences any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law of any jurisdiction, whether now or hereafter in effect; or

(l)
if any petition or application for appointment of a trustee, receiver or liquidator is filed, or any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law are commenced, against the Borrower which is not opposed by the Borrower in good faith, or an order, judgment or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceeding.

13.
Effect of Event of Default.  If any one or more of the Events of Default occur or occurs and is or are continuing, the Lender may without limitation in respect of any other rights it may have in law or pursuant to this Agreement or any other document or instrument delivered hereunder, demand immediate payment of all monies owing hereunder.

14.
Lender's Legal Fees.  The Borrower will pay for the Lender's reasonable legal fees (on a solicitor and own client basis) and other costs, charges and expenses (including due diligence expenses) of and incidental to the security hereunder, including in respect of any enforcement or collection process thereof.  All amounts will be payable upon presentment of an invoice.  If not paid within 30 days of presentment of an invoice, such amount will be added to and form part of the principal amount of the Facility and shall accrue interest from the date of presentment of an invoice as if it had been advanced by the Lender to the Borrower hereunder.

15.
Indemnity.  The Borrower agrees to indemnify and save harmless the Lender and each of its directors, officers, employees and agents from and against all liabilities, claims, losses, damages and reasonable costs and expenses in any way caused by or arising directly or indirectly from or in consequence of the occurrence of any Event of Default under this Agreement.

16.	Notices. In this Agreement:

(a)
any notice or communication required or permitted to be given under this Agreement will be in writing and will be considered to have been given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post to the address or facsimile transmission number of each party set out below:

(i)	if to the Lender:

Suite 500, 150 Ferrand Drive

Toronto, Ontario M3C 3E5

Attention:  Derek van der Plaat

Fax No.: (416) 621-7715

(ii )           if to the Borrower:

Red Mile Entertainment, Inc.

223 San Anselmo Avenue, Suite #3, San Anselmo, CA 94960

Attention:  Chester Aldridge

Fax No:  (415) 480-1393

or to such other address or facsimile transmission number as any party may designate in the manner set out above; and

(b)	notice or communication will be considered to have been received:

(i)
if delivered by hand during business hours on a Business Day, upon receipt by a responsible representative of the receiver, and if not delivered during business hours, upon the commencement of business on the next Business Day;

(ii)
if sent by facsimile transmission during business hours on a Business Day, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of business on the next Business Day; and

(iii)
if mailed by prepaid registered post upon the fifth Business Day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication will be delivered by hand or sent by facsimile transmission.

17.
Assignment.  The Borrower acknowledges and agrees that the Lender may assign all or part of the Facility, this Agreement and all collateral agreements, documents or instruments delivered hereunder to one or more assignees, free from any right of set-off or counterclaim or equity, subject only to the Lender's notification of such assignment or assignments being given in writing to the Borrower, provided that any interest in the Security shall be assigned only in proportion to the indebtedness under the Facility.

18.
Agreement to Pay.  Upon receipt of written notice and direction from the Lender, the Borrower covenants and agrees to make all payments of interest and principal due under this Agreement to the Lender and any assignee pro rata in accordance with their respective proportionate interests in the Facility as set out in such written notice and direction, absent which all such payments may be made to the Lender.

19.
Withholding Taxes, etc.  All payments in respect of interest under this Agreement will be made free and clear without deduction or withholdings for any taxes, duties, fees or other charges, unless those deductions or withholdings are required by law.  If the Borrower is required by law to make any such deduction or withholding, it will pay such additional amounts as will result in receipt by the Lender of the full amount which would have been paid had no such deduction or withholding been made.  If the Borrower is required by law to make a deduction or withholding, the Borrower shall make that deduction or withholding within the time allowed and in the minimum amount required by law.  Within 30 days of making any such deduction or withholding, the Borrower shall deliver to the Lender evidence satisfactory to the Lender that the deduction or withholding has been made and that appropriate payment has been made to the relevant taxing authority.

20.
Payments.  All payments made hereunder shall be made by way of certified cheque, bank draft or wire transfer by or on behalf of the Borrower and shall be delivered to the office of the Lender set forth in paragraph 16 above no later than 2:00 p.m. (Pacific time) on the due date therefor.  Any payments received after such time shall be considered for all purposes as having been made on the next following Business Day.

21.	Enurement. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

22.	Waivers. No failure or delay on the Lender's part in exercising any power or right hereunder will operate as a waiver thereof.

23.	Remedies are Cumulative. The Lender's rights and remedies hereunder are cumulative and not exclusive of any rights or remedies at law or in equity.

24.	Time. Time is of the essence of this Agreement and all documents or instruments delivered hereunder.

25.	Gender and Number. Words in one gender include all genders, and words in the singular include the plural and vice versa.

26.
Criminal Code Compliance.  In this paragraph the terms "interest", "criminal rate" and "credit advanced" have the meanings ascribed to them in Section 347 of the Criminal Code (Canada) as amended from time to time.  The Borrower and the Lender agree that, notwithstanding any agreement to the contrary, no interest on the Facility or the credit advanced by the Lender under this Agreement will be payable in excess of that permitted under the laws of Canada.  If the effective rate of interest, calculated in accordance with generally accepted actuarial practices and principles, would exceed the criminal rate on the credit advanced, then:

(a)	the elements of return which fall within the term "interest" will be reduced to the extent necessary to eliminate such excess;

(b)	any remaining excess that has been paid will be credited towards prepayment of the Facility; and

(c)
any overpayment that may remain after such crediting will be returned forthwith to the Borrower upon demand, and, in the event of dispute, a Fellow of the Canadian Institute of Actuaries appointed by the Lender will perform the relevant calculations and determine the reductions, modifications and credits necessary to effect the foregoing and the same will be conclusive and binding on the parties.  This Agreement, the Note and all related agreements and documents will automatically be modified to reflect such modifications without the necessity of any further act or deed of the Borrower and the Lender to give effect to them.

27.
Invalidity.  If at any time any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby to the fullest extent possible by law.

28.
Governing Laws.  This Agreement will be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.  The Borrower submits to the non-exclusive jurisdiction of the Courts of the Province of Ontario and agrees to be bound by any suit, action or proceeding commenced in such Courts and by any order or judgment resulting from such suit, action or proceeding, but the foregoing will in no way limit the right of the Lender to commence suits, actions or proceedings based on this Agreement in any jurisdiction it may deem appropriate.

29.
Amendment.  This Agreement supersedes all prior agreements and discussions between the parties with respect to the subject matter set forth herein.  This Agreement may be varied or amended only by or pursuant to an agreement in writing signed by the parties hereto.  For clarity, the business combination or merger agreement and letter of intent will not supersede this Agreement in any manner.

30.	Schedules. All Schedules attached hereto will be deemed fully a part of this Agreement.

31.
Further Assurances.  The Borrower will, and will cause its Subsidiaries, from time to time and upon reasonable request of the Lender do, execute and deliver all further assurances, acts and documents for the purpose of giving full force and effect to the covenants, agreements and provisions herein contained.

32.	Currency. All references herein to "dollars", "USD" or "$" are to United States dollars, unless otherwise indicated.

33.	Counterparts. This Agreement may be signed in one or more counterparts, originally or by facsimile, each such counterpart taken together will form one and the same agreement.

TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Agreement on the date first above written.

SILVERBIRCH INC.

Per:

Authorized Signatory

Per:

Authorized Signatory

RED MILE ENTERTAINMENT, INC.

Per:

Authorized Signatory

SCHEDULE "A"

PROMISSORY NOTE

Principal Amount:  CAD$750,000

For value received, RED MILE ENTERTAINMENT, INC. (the "Borrower") hereby promises to pay to SILVERBIRCH INC. (the "Lender") the principal amount of seven hundred fifty thousand (CAD$750,000) (the "Principal Amount") on the earlier of:

(a)	November 7, 2008;

(b)
the date of any change of control of the Borrower or the Subsidiaries of the Borrower ("control" being defined as ownership of or control or direction over, directly or indirectly, 20% or more of the outstanding voting securities of the Borrower by any party other than the Lender); and

(c)	the occurrence of an Event of Default (as defined in the Credit Agreement dated May 7, 2008 between the Lender and the Borrower),

together with interest accruing from and after May 7, 2008, on the outstanding principal amount and overdue interest, if any, from the date hereof at a rate of ten (10%) per annum, before and twenty percent (20%) per annum after maturity or default, payable by the Borrower to the Lender quarterly (every three month anniversary) in arrears, on the last Business Day of every month.

If after the advance of the Principal Amount, the Borrower or any of its subsidiaries sell or otherwise dispose of any assets outside of the ordinary course of business, now owned by the Borrower, or close one or more equity or debt financings, the Borrower will pay or cause to be paid to the Lender all proceeds from such sale, disposition or financing, net of legal fees, financing fees and any other actual out-of-pocket costs incurred by the Borrower in connection with such sale, disposition or financing, up to the full amount of the outstanding balance hereunder (the "Outstanding Balance"), to be applied on account of the Outstanding Balance.  Any payment made under this paragraph will be without notice or penalty.

The Borrower may prepay the Outstanding Balance including all accrued interest thereon, in whole at any time before maturity, provided that such prepayment is made on the last Business Day of the calendar month and the Borrower has provided to the Lender not less than ten (10) Business Days’ prior written notice of its intention to prepay the Outstanding Balance.

The undersigned waives demand and presentment for payment, notice of non-payment, protest, notice of protest and notice of dishonour.  This promissory note will be governed by and construed in accordance with the laws of Ontario and the federal laws of Canada applicable therein.  In this promissory note, "Business Day" means a day which is not a Saturday, Sunday or a statutory holiday in Ontario.

Dated:  May 7, 2008.

RED MILE ENTERTAINMENT, INC. Per: Authorized Signatory